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Exhibit 10.19

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 18th day of October, 2002 (the "Effective Date"), by and between VitalStream, Inc., a Delaware corporation (the "Company"), and Paul Summers ("Employee"). In consideration of the mutual covenants set forth below, the Company and Employee hereby agree as follows:

        1.    At Will Employment.    The Company hereby employs Employee, and Employee hereby accepts employment by the Company. The parties acknowledge and agree that the Employee's employment relationship is "at-will", meaning that either party may terminate the employment relationship for any reason at any time, with or without cause or prior notice. Any termination of Employee by the Company shall be by action of the Board of Directors of the Company.

        2.    Services.    Employee shall serve as President & Chief Executive Officer of the Company and perform such services for the Company as are customary for such position and as may be assigned to him from time to time by the Board of Directors of the Company.

        3.    Restrictive Covenant During Term.    During his employment by the Company, Employee shall devote his full time and services exclusively to the Company and will not, without the prior written consent of the Board of Directors of the Company, own, either directly or indirectly, any interest in any privately-held business or commercial enterprise which is competitive with the business conducted by the Company. Furthermore, Employee shall not, without the prior written consent of the Board of Directors of the Company, serve as a partner, officer, director, advisor or employee of, or act in any other similar capacity for, any business or commercial enterprise which is competitive with the business conducted by the Company. However, nothing contained in this Paragraph 3 shall be construed to prohibit Employee from purchasing the capital stock or other securities of any corporation or other business entity whose stock or securities are traded on any national or regional securities exchange or in the national over-the-counter market.

        4.    Compensation.

            4.01    Base Salary.    As compensation for the services to be performed hereunder, Employee shall receive an annual salary of $120,000 (once the 10% cut is reversed, which will occur upon closing of the Epoch APA transaction, or if the APA does not close, then at a date to be determined by VitalStream's Board of Directors). However, Employee's annual salary shall increase to $155,000 ("Salary"), and such new Salary amount (from the current pre-10% cut $120,000 annual level) will go into effect after the Company has achieved positive EBITDA (as is reported in the Company's 10-Q/10-K filings) for three consecutive calendar months, retroactive to the first month in the three consecutive month period. The Salary hereinabove set forth shall be subject to adjustment upward, but not downward, in the sole and absolute discretion of the Company's Board of Directors. All Salary hereunder shall be payable in accordance with the Company's customary payroll practices and subject to federal and state withholding requirements.

            4.02    Bonuses.    Employee will have the ability to earn an amount of up to 35% of the annual Salary amount as an annual bonus. The bonus, if earned, would be paid within 30 days of the end of the fiscal year. The bonus will be strictly performance-based. Management will work with the Compensation Committee of the Board of Directors ("Committee") to define the upcoming fiscal year's targets, and then submit a written proposal of the targets to the Committee prior to the start of the new fiscal year. The Committee will then either approve or request modifications to be made to the targets. If Employee's employment is terminated for any reason during a bonus year, the Employee will receive the payment of their pro-rata share of the bonus within 30 days of the end of the fiscal year. The Committee will make the final determination as to whether the bonus is earned or not, based upon review of historical actual results against the pre-approved targets.

            4.03    Payment Upon Termination.    Upon any termination of Employee's employment by the Company (other than a termination for "Cause" (as that term is defined below)), the Company shall pay to Employee, in addition to any accrued but unpaid compensation earned by Employee through the effective date of the termination of employment, an amount equal to one years' Salary at the annual rate of Salary being paid to Employee at the effective date of the termination of employment. Such payment to be made to Employee in six equal monthly installments, less any applicable taxes, beginning on the date of the last day of Employee's employment. In addition, Company will pay Employee's health and dental insurance premiums benefits for a period of one year following Employee's date of termination. Upon any termination of Employee's employment by the Company for Cause, the Company shall pay to Employee any accrued but unpaid compensation earned by Employee through the effective date of the termination of his employment. As used herein, the term "Cause" shall mean (a) Employee's conviction of, or plea of nolo contendre in, in any criminal action involving a felony, (b) Employee's misappropriation of any material funds or property of the Company, or (c) Employee's willful misconduct in the performance of his duties for the Company. In the event that Employee elects to terminate his employment with the Company following a material change in the terms and conditions of his employment (such as a material diminution in Employee's authority, a material change in Employee's title or duties, a change in the principal place of Employee's employment materially increasing Employee's commute time, or similar changes), such termination by Employee shall be deemed a termination by the Company and Employee will be entitled to payments from the Company on the basis described above. The payments described in this Section 4.04 shall constitute the entirety of the compensation payable to Employee by the Company upon a termination of his employment with the Company.

        5.    Employee Benefits.

            5.01    Vacation and Sick Leave.    Employee shall be entitled to paid vacation and sick leave at the appropriate level reflected in the Company's vacation and sick leave plans in force from time to time.

            5.02    Group Medical Insurance Benefits.    The Company shall provide for Employee and his dependents, at the Company's expense, participation in such medical, accident and dental insurance plans as are made available generally to the Company's executive management level employees from time to time.

            5.03    Business Expenses.    Employee shall be entitled to reimbursement by the Company for any ordinary and necessary expenses reasonably incurred by Employee in the performance of his duties and in acting for the Company, provided that:

            (a)  Each such expenditure is authorized by the Board of Directors if over $5,000 in amount or if prior such expenditures for that month exceed $7,500 in the aggregate (exclusive of airfare); and

            (b)  Employee furnishes to the Company such documentation regarding such expenses as is required by the rules and policies relating to expense reimbursements that the Company shall from time to time establish in order to permit such reimbursement payments to be taken as proper deductions by the Company under applicable state and federal tax laws.

            5.04    Indemnification.    Employee shall have the full benefit of all provisions of the Company's Certificate of Incorporation and Bylaws limiting the liability of Employee to the Company and its shareholders and providing for indemnification of Employee in the circumstances described therein.

        6.    Confidential Information.

            6.01    Access to Confidential Information.    Employee acknowledges that during the course of Employee's retention by the Company, Employee will be exposed to documents and other information regarding the confidential business and technical affairs of the Company, whether reduced to writing, maintained on any form of electronic media or maintained in the mind or memory and whether compiled by Employee or the Company, including, without limitation, information about the Company's past, present and future financial condition, the markets for its products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development, pricing information, cost information, sources of supply, sources of customers, business plans, models, projections or prospects, actual and/or projected expenses, actual and/or projected revenues, actual and/or projected profits, financial information, data, know-how, formulae, processes, designs, specifications, drawings, contract rights, and other information concerning the Company's organization, business operations, business affairs, marketing plans, clients, customers, suppliers, vendors, licensees, or licensors, of a confidential, proprietary, or secret nature not readily available to the public (the "Confidential Information").

            6.02    No Disclosure or Use of Confidential Information.    At no time shall Employee ever divulge, disclose, or otherwise use any Confidential Information, unless and until such information is readily available in the public domain by reason other than Employee's disclosure or use thereof in violation of this Section 6.02 or unless such disclosure is required by law or occurs in the normal course of performing Employee's duties to the Company. Employee specifically acknowledges that the Confidential Information derives independent economic value from not being readily known, disclosed to or ascertainable by proper means by the public, that reasonable efforts have been made by the Company to maintain the secrecy of such Confidential Information, that such Confidential Information is the sole property of the Company or its respective vendors, suppliers or customers, and that any retention, use or disclosure of such Confidential Information by Employee (except in the course of performing duties hereunder) shall constitute misappropriation of trade secrets or the Company.

        7.    Non-Solicitation.    Employee shall not, for a period of 12 months following the termination of his employment with the Company, for any reason whatsoever, directly or indirectly, for himself or for, on behalf of or in conjunction with any other person or entity, (a) solicit or induce any employee, agent, independent contractor or consultant of or to the Company to terminate his, her or its employment or other relationship with the Company for the purpose of associating with any competitor of the Company or otherwise encourage any such person to leave or sever his, her or its employment or other relationship with the Company; or (b) solicit, induce, or attempt to solicit or induce any customers, clients, vendors, suppliers or consultants of or to the Company to terminate or change his, her or its relationship with the Company for the purpose of associating with any competitor of the Company, or otherwise encourage such customers, clients, vendors, suppliers or consultants of the Company to terminate or change his, her or its relationship with the Company for any reason.

        8.    Damages and Injunction.    Because of the difficulty of measuring economic losses to the Company as a result of a breach by Employee of the provisions of Sections 6 and 7 hereof, and because of the immediate and irreparable damage that could be caused for which it would have no other adequate remedy, Employee agrees that the provisions of Sections 6 and 7 hereof may be enforced by the Company in the event of breach or threatened breach by Employee, by injunctions and restraining orders without having to post a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

        9.    Agency and Authority.    Employee agrees that his employment by the Company shall constitute him an agent for the Company only for such purposes as are customary for his position. Employee agrees that he will not act or purport to act in any way for the Company, except as to matters directly related to his employment.

        10.    Severability.    Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph or clause of this Agreement shall be held to be indefinite or invalid, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

        11.    Notices.    Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three (3) days after deposit in the U.S. mail, postage prepaid and properly addressed to the party entitled to such notice, at the address indicated beside such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

        12.    Amendment.    Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless made in writing and signed by the parties hereto.

        13.    Governing Law.    This Agreement shall be construed and governed in accordance with the laws of the State of California applicable to contracts executed and to be wholly performed within the State of California.

        14.    Waiver.    Waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        15.    Arbitration.    In the event of any dispute or any claim arising out of this agreement, the termination of Employee's employment, or the employment relationship between the Employee and the Company (including, but not limited to, any claims of wrongful termination or claims for discrimination based on race, age, sex, disability, creed, color, religion, sexual orientation, marital status, or any other protected category, under California Fair Employment and Housing Act, Title VII of the Civil Rights Act, Age Discrimination in Employment Act, or Americans with Disabilities Act), Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted under the rules of the American Arbitration Association Employment Dispute Resolution Rules at Los Angeles, California. The parties shall be permitted reasonable discovery and the arbitrator shall render a written award setting forth his findings of fact and conclusions of law. Each party shall bear his or its own expenses incurred in connection with the arbitration, including attorneys' fees and costs. The Company shall pay the arbitrator's fees. The parties waive the right to have disputes tried by a court or jury. This arbitration provision shall not apply to claims for unemployment insurance benefits filed with the Employment Development Department or to claims for normal workers compensation benefits filed with the Workers Compensation Appeals Board.

        16.    Entire Agreement.    This Agreement contains all the terms and conditions agreed upon by the parties hereto and sets forth the entirety of the consideration to which Employee shall be entitled hereunder. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto in any manner related to this Agreement. No officer or employee of the Company has any authorization to make any representation or promise in any manner related to this Agreement not contained in this Agreement, and Employee agrees that he has not executed this Agreement in reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument, signed by both parties hereto.

        17.    Paragraph Headings.    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        18.    Counterparts.    This Agreement may be executed in a number of counterparts, each of which shall be construed as an original for all purposes.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VITALSTREAM, INC.
	By:	/s/ PHIL KAPLAN
	Its:	Chief Operating Officer
	Date:	October 21, 2002
Address:
EMPLOYEE
/s/ PAUL SUMMERS Date: October 21, 2002
Address:

First Amendment to Employment Agreement for Paul Summers

        This document shall constitute an amendment to the Employment Agreement between VitalStream, Inc. and Paul Summers, dated October 18, 2002. Paragraph 3 is amended and shall now read:

        3.    Restrictive Covenant During Term.    During his employment by the Company, Employee shall devote his full time and services exclusively to the Company and will not, without the prior written consent of the Board of Directors of the Company, own, either directly or indirectly, any interest in any privately-held business or commercial enterprise which is competitive with the business conducted by the Company. Furthermore, Employee shall not, without the prior written consent of the Board of Directors of the Company, serve as a partner, officer, director, advisor or employee of, or act in any other similar capacity for any business or commercial enterprise. However, nothing contained in this Paragraph 3 shall be construed to prohibit Employee from purchasing the capital stock or other securities of any corporation or other business entity whose stock or securities are traded on any national or regional securities exchange or in the national over-the-counter market.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

VITALSTREAM, INC.
	By:	/s/ PHILIP N. KAPLAN
	Its:	Chief Operating Officer
Address:
EMPLOYEE
/s/ PAUL SUMMERS
Date:
Address:

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  Exhibit 10.19